Exhibit (h) (xiv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    AGREEMENT
                                       for
                            TRANSFER AGENCY SERVICES

     AGREEMENT made as of July 1, 2004, by and between WesMark Funds, a Massachusetts business trust, having its principal office and place of business at Federated Investors Tower, Pittsburgh, PA 15222-3779 (the "Investment Company"), and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation, having its principal office and place of business at 2 Heritage Drive, North Quincy, MA 02171, on behalf of itself and its subsidiaries (the "Company").


     WHEREAS, the Investment Company is a Massachusetts business trust consisting of one or more portfolios (such portfolios individually referred to herein as a "Fund" and collectively as "Funds"), which operates and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of capital stock or beneficial interest ("Shares");

     WHEREAS, the Investment Company desires to appoint the Company as its transfer agent and dividend disbursing agent to provide it with transfer agency services (as herein defined), and agent in connection with certain other activities, and the Company desires to accept such appointment; and NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                     SECTION ONE: Transfer Agency Services.

                        Article 1. Terms of Appointment.
    Subject to the terms and conditions set forth in this Agreement, the Investment Company hereby appoints the Company to act as, and the Company agrees to act as, transfer agent and dividend disbursing agent for each Fund's Shares, and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of any Fund ("Shareholder(s)"), including without limitation any periodic investment plan or periodic withdrawal program.

     Article 2. Duties of the Company. The Company shall perform the following services in accordance with Proper Instructions (as defined herein) as may be provided from time to time by the Investment Company as to any Fund:

     A. Purchases (1) The Company shall receive orders and payment for the purchase of shares and promptly deliver payment and appropriate documentation therefore to the custodian of the relevant Fund, (the "Custodian"). The Company shall notify the Fund and the Custodian on a daily basis of the total amount of orders and payments so delivered.

     (2) Pursuant to purchase orders and in accordance with the Fund's current Prospectus, the Company shall compute and issue the appropriate number of Shares of each Fund and/or any classes of shares issued by any Fund ("Classes") and hold such Shares in the appropriate Shareholder accounts.

     (3) For certificated Funds and/or Classes, if a Shareholder or its agent requests a certificate, the Company, as Transfer Agent, shall countersign and mail by first class mail, a certificate to the Shareholder at its address as set forth on the transfer books of the Funds, and/or Classes, subject to any Proper Instructions regarding the delivery of certificates.

     (4) In the event that any check or other order for the purchase of Shares of the Fund and/or Class is returned unpaid for any reason, the Company shall debit the Share account of the Shareholder by the number of Shares that had been credited to its account upon receipt of the check or other order, promptly mail a debit advice to the Shareholder, and notify the Fund and/or Class of its action. In the event that the amount paid for such Shares exceeds proceeds of the redemption of such Shares plus the amount of any dividends paid with respect to such Shares, the Fund and/the Class or its distributor will reimburse the Company on the amount of such excess.

     B. Distribution (1) Upon notification by the Funds of the declaration of any distribution to Shareholders, the Company shall act as Dividend Disbursing Agent for the Funds in accordance with the provisions of its governing document and the then-current Prospectus and Statement of Additional Information of the Fund ("Prospectus"). The Company shall prepare and mail or credit income, capital gain, or any other payments to Shareholders. As the Dividend Disbursing Agent, the Company shall, on or before the payment date of any such distribution, notify the Custodian of the estimated amount required to pay any portion of said distribution which is payable in cash and request the Custodian to make available sufficient funds for the cash amount to be paid out. The Company shall reconcile the amounts so requested and the amounts actually received with the Custodian on a daily basis. If a Shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account, for certificated Funds and/or Classes, delivered where requested; and (2) The Company shall maintain records of account for each Fund and Class and advise the Investment Company, each Fund and Class and its Shareholders as to the foregoing.

                          C. Redemptions and Transfers

     (1) The Company shall receive redemption requests and redemption directions and, if such redemption requests comply with the procedures as may be described in the Fund Prospectus or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Custodian. The Company shall notify the Funds on a daily basis of the total amount of redemption requests processed and monies paid to the Company by the Custodian for redemptions.

     (2) At the appropriate time upon receiving redemption proceeds from the Custodian with respect to any redemption, the Company shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Shareholders, pursuant to procedures described in the then-current Prospectus of the Fund.

     (3) If any certificate returned for redemption or other request for redemption does not comply with the procedures for redemption approved by the Fund, the Company shall promptly notify the Shareholder of such fact, together with the reason therefor, and shall effect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.

     (4) The Company shall effect transfers of Shares by the registered owners thereof. (5) The Company shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.

                                D. Recordkeeping

     (1) The Company shall record the issuance of Shares of each Fund, and/or Class, and maintain pursuant to applicable rules of the Securities and Exchange Commission ("SEC") a record of the total number of Shares of the Fund and/or Class which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Company shall also provide the Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Shares, except as otherwise set forth herein, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Funds.

     (2) The Company shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder in the form and manner as agreed to by the Investment Company or the Fund to include a record for each Shareholder's account of the following:

     (a) Name, address and tax identification number (and whether such number has been certified);

     (b) Number of Shares held;

     (c) Historical information regarding the account, including dividends paid and date and price for all transactions;

     (d)  Any  stop  or  restraining  order  placed  against  the  account;

     (e) Information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;

     (f) Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

     (g) Certificate numbers and denominations for any Shareholder holding certificates;

     (h) Any information required in order for the Company to perform the calculations contemplated or required by this Agreement.

     (3) The Company shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company, and such records may be inspected by the Fund at reasonable times. The Company may, at its option at any time, and shall forthwith upon the Fund's demand, turn over to the Fund and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Fund, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Fund or destroyed in accordance with Proper Instructions.

                            E. Confirmations/Reports

     (1) The Company shall furnish to the Fund periodically the following information:

          (a)  A copy of the transaction register;

          (b)  Dividend and reinvestment blotters;

          (c) The total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Fund to the Company;

          (d)  Shareholder lists and statistical information;

          (e)  Payments to third parties  relating to  distribution  agreements,
               allocations   of  sales   loads,   redemption   fees,   or  other
               transaction- or sales-related payments;

          (f)  Such other  information  as may be agreed upon from time to time.
               (2) The Company shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

     (3) In addition to and not in lieu of the services set forth above, the Company shall:

          (a) Perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts), preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other conformable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and

          (b) provide a system which will enable the Fund to monitor the total number of Shares of each Fund (and/or Class) sold in each state ("blue sky reporting"). The Fund shall by Proper Instructions (i) identify to the Company those transactions and assets to be treated as exempt from the blue sky reporting for each state and
               (ii) verify the classification of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Company for each Fund's (and/or Class's) state blue sky registration status is limited solely to the recording of the initial classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Fund as provided above.

                                 F. Other Duties

               (1)  The Company shall answer  correspondence  from  Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to the Company;

               (2) The Company shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Fund in connection with Shareholder meetings of each Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholders;

               (3) The Company shall establish and maintain facilities and procedures for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     Article 3. Duties of the Investment Company. A. Compliance The Investment Company or Fund assume full responsibility for the preparation, contents and distribution of their own and/or their classes' Prospectus and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.

                              B. Share Certificates
   The Investment Company shall supply the Company with a sufficient supply of blank Share certificates and from time to time shall renew such supply upon request of the Company. Such blank Share certificates shall be properly signed, manually or by facsimile, if authorized by the Investment Company and shall bear the seal of the Investment Company or facsimile thereof; and notwithstanding the death, resignation or removal of any officer of the Investment Company authorized to sign certificates, the Company may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Investment Company.

                                C. Distributions

     The Fund shall promptly inform the Company of the declaration of any dividend or distribution on account of any Fund's shares.

                      Article 4. Compensation and Expenses.
                                  A. Annual Fee

     For performance by the Company pursuant to Section One of this Agreement, the Investment Company and/or the Fund agree to pay the Company an annual maintenance fee for each Shareholder account as agreed upon between the parties and as may be added to or amended from time to time. Such fees may be changed from time to time subject to written agreement between the Investment Company and the Company. Pursuant to information in the Fund Prospectus or other information or instructions from the Fund, the Company may sub-divide any Fund into Classes or other sub-components for recordkeeping purposes. The Company will charge the Fund the same fees for each such Class or sub-component the same as if each were a Fund.

                                B. Reimbursements
  In addition to the fee paid under Article 4.A. above, the Investment Company and/or Fund agree to reimburse the Company for out-of-pocket expenses or advances incurred by the Company for the items agreed upon between the parties, as may be added to or amended from time to time. In addition, any other expenses incurred by the Company at the request or with the consent of the Investment Company and/or the Fund, will be reimbursed by the appropriate Fund.

                                   C. Payment

     The compensation and out-of-pocket expenses shall be accrued by the Fund and shall be paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and out-of-pocket expenses by Fund and Class.

     D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the Investment Company and/or the Funds and a duly authorized officer of the Company.

                        SECTION TWO: General Provisions.
                         Article 5. Proper Instructions.

     As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if


     (a) the Company reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and the Company promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and the Company are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

     Article 6. Assignment. Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party.

               A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

               B. The Company may without further consent on the part of the Investment Company subcontract for the performance of
                    Transfer Agency Services with such other provider of services which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, or any succeeding statute as Company shall select. The Company shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

               C. The Company shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an Agent selected by the Investment Company, other than as described in B. above; provided, however, that the Company shall in no way be responsible to the Investment Company for the acts and omissions of the Agent.


Article 7. Documents.

               A. In connection with the appointment of the Company under this Agreement, the Investment Company shall file with the Company the following documents:

     (1) A copy of the Charter and By-Laws of the Investment Company and all amendments thereto;

     (2) A copy of the resolution of the Board of the Investment Company authorizing this Agreement;

     (3) Specimens of all forms of outstanding Share certificates of the Investment Company or the Funds in the forms approved by the Board of the Investment Company with a certificate of the Secretary of the Investment Company as to such approval; (4) All account application forms and other documents relating to Shareholders accounts; and


     (5) A copy of the current Prospectus for each Fund.

     B. The Fund will also  furnish from time to time the  following  documents:

     (1) Each resolution of the Board of the Investment Company authorizing the original issuance of each Fund's, and/or Class's Shares;

     (2) Each Registration Statement filed with the SEC and amendments thereof and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;

     (3) A certified copy of each amendment to the governing document and the By-Laws of the Investment Company;

     (4) Certified copies of each vote of the Board authorizing officers to give Proper Instructions to the Custodian and agents for fund accountant, custody services procurement, and shareholder recordkeeping or transfer agency services;

     (5) Specimens of all new Share certificates representing Shares of any Fund, accompanied by Board resolutions approving such forms;

     (6) Such other certificates, documents or opinions which the Company may, in its discretion, deem necessary or appropriate in the proper performance of its duties; and

     (7) Revisions to the Prospectus of each Fund. Article 8. Representations and Warranties. A. Representations and Warranties of the Company

      The Company represents and warrants to the Fund that:

               (1)  it is a corporation  duly organized and existing and in good
                    standing   under   the   laws   of   the   Commonwealth   of
                    Massachusetts;

               (2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification, and in the Commonwealth of Massachusetts;

               (3) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

               (4) all requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

               (5) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

               (6)  it is in compliance with federal securities law requirements
                    and  in  good   standing  as  an   administrator   and  fund
                    accountant; and

B. Representations and Warranties of the Investment Company The Investment Company represents and warrants to the Company that:

               (1)  It is an investment  company duly organized and existing and
                    in  good   standing   under   the  laws  of  its   state  of
                    organization;

               (2) It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform its obligations under this Agreement;

               (3) All corporate proceedings required by said Charter and By-Laws have been taken to authorize it to enter into and perform its obligations under this Agreement;

               (4) The Investment Company is an open-end investment company registered under the 1940 Act; and

               (5) A registration statement under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

                Article 9. Standard of Care and Indemnification.
                               A. Standard of Care

     The Company shall be held to a standard of reasonable care in carrying out the provisions of this Contract. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence.


     B. Indemnification by Investment Company The Company shall not be responsible for and the Investment Company or Fund shall indemnify and hold the Company, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

     (1) The acts or omissions of any Custodian, Adviser, Sub-adviser or other party contracted by or approved by the Investment Company or Fund,

     (2) The reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which

     (a) are received by the Company or its agents or subcontractors and furnished to it by or on behalf of the Fund, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and Shareholder account information;

     (b) are received by the Company from independent pricing services or sources for use in valuing the assets of the Funds; or

     (c) are received by the Company or its agents or subcontractors from Advisers, Sub-advisers or other third parties contracted by or approved by the Investment Company of Fund for use in the performance of services under this Agreement;

     (d) have been prepared and/or maintained by the Fund or its affiliates or any other person or firm on behalf of the Investment Company.

     (3) The reliance on, or the carrying out by the Company or its agents or subcontractors of Proper Instructions of the Investment Company or the Fund.

     (4) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state. Provided, however, that the Company shall not be protected by this Article 9.B. from liability for any act or omission resulting from the Company's willful misfeasance, bad faith, negligence or reckless disregard of its duties or failure to meet the standard of care set forth in 9.A. above.

                                   C. Reliance

     At any time the Company may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations. The Company, its agents and subcontractors shall be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Investment Company or the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

                                 D. Notification

     In order that the indemnification provisions contained in this Article 9 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent. Article 10. Term and Termination of Agreement.

     This Agreement shall be effective on the date hereof and shall continue through December 31, 2004. Upon the expiration of any term, this Agreement shall be automatically renewed each year for an additional term of one year, unless notice of termination has been delivered by either party to the other no less than one year before the beginning of any such additional term.

                             Article 11. Amendment.

     This Agreement may be amended or modified by a written agreement executed by both parties. Article 12. Interpretive and Additional Provisions. In connection with the operation of this Agreement, the Company and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Charter. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

                           Article 13. Governing Law.

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

                              Article 14. Notices.

     Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Investment Company at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to the Company at 2 Heritage Drive, North Quincy, MA 02171, or to such other address as the Investment Company or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

                            Article 15. Counterparts.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original. Article 16. Limitations of Liability of Trustees and Shareholders of the Company.

     -    ---------------------------------------------------------------    The
execution and delivery of this Agreement have been authorized by the Trustees of the Company and signed by an authorized officer of the Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Company, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

                        Article 17. Merger of Agreement.

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 18. Successor Agent.

     If a successor agent for the Investment Company shall be appointed by the Investment Company, the Company shall upon termination of this Agreement deliver to such successor agent at the office of the Company all properties of the Investment Company held by it hereunder. If no such successor agent shall be appointed, the Company shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions. In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Company on or before the date when such termination shall become effective, then the Company shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by the Company under this Agreement. Thereafter, such bank or trust company shall be the successor of the Company under this Agreement.

                           Article 19. Force Majeure.

     The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

                       Article 20. Assignment; Successors.

     This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such party. Nothing in this Article 20 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.

                            Article 21. Severability.

     In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

                              Article 22. Privacy.

     The Investment Company and the Company hereby acknowledge that the Investment Company may disclose shareholder (i.e. its "customers") nonpublic personal information pursuant to Regulation S-P ("NPI") to the Company as agent of the Investment Company and solely in furtherance of fulfilling the Company's contractual obligations under the Agreement in the ordinary course of business to support the Investment Company and its shareholders. The Company hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.ss. 248.15, or in connection with joint marketing arrangements that the Investment Company may establish with the Company in accordance with the limited exception set forth in 17 CFR ss. 248.13. The Company further represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to: insure the security and confidentiality of records and NPI of Investment Company customers, protect against any anticipated threats or hazards to the security or integrity of Investment Company customer records and NPI, and protect against unauthorized access to or use of such Investment Company customer records or NPI that could result in substantial harm or inconvenience to any Investment Company customer.

        D. The Company may redisclose Section 248.13 NPI only to:

     (a) the Investment Company and affiliated persons of the Investment Company ("Investment Company Affiliates");

     (b) affiliated persons of the Company ("Company Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt);

     (c) a third party not affiliated with the Company or the Investment Company ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Company received the information in the first instance; and

     (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided the Company enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Investment Company disclosed the information in the first instance.

     E. The Company may redisclose Section 248.14 NPI and Section 248.15 NPI to:

     (a) the Investment Company and Investment Company Affiliates;

     (b) Company Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and

     (c) a Nonaffiliated Third Party to whom the Investment Company might lawfully have disclosed NPI directly.

     F. The Company is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Investment Company in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                  WESMARK FUNDS

                            By: /s/ Beth S. Broderick
                             -----------------------
                             Name: Beth S. Broderick
                              Title: Vice President



                      BOSTON FINANCIAL DATA SERVICES, INC.

                            By: /s/ Terry L. Metzger
                             ----------------------
                             Name: Terry L. Metzger
                         Title: Chief Operating Officer